Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-3 and related Prospectus of Neuphoria Therapeutics Inc. of our report dated September 30, 2024, relating to the consolidated financial statements of Bionomics Limited, appearing in the Annual Report on Form 10-K for the fiscal year ended June 30, 2024.

We also consent to the reference to our firm under the heading “Experts” in such Prospectus.

/s/ Wolf & Company, P.C.

Boston, Massachusetts
January 24, 2025